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                                                                    EXHIBIT 5.01

                      (MORRISON & FOERSTER LLP LETTERHEAD)

                                  July 3, 2003


United Dominion Realty Trust, Inc.
1745 Shea Center Drive
Suite 200
Highlands Ranch, CO 80129

         Re:  Registration and Offering of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to United Dominion Realty Trust, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3, Registration No. 333-101611, the Company's Prospectus dated December 23, 2002 and the Company's Prospectus Supplement dated July 3, 2003 (the Registration Statement, Prospectus and Prospectus Supplement are collectively referred to as the "Registration Statement"), relating to the registration of up to 5,000,000 shares of the Company's common stock, $1.00 par value (the "Shares"), which may be issued and sold pursuant to the Sales Agreement dated July 3, 2003 (the "Sales Agreement") by and between the Company and Cantor Fitzgerald & Co.

         In connection therewith, we have reviewed the Registration Statement, the Sales Agreement and certain of your corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Shares, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of your officers. We have relied on your records and have assumed the accuracy and completeness thereof.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold and delivered against payment therefor in the manner described in the Registration Statement, the Sales Agreement and the Placement Notice issued by the Company in accordance with the Sales Agreement, will be validly issued, fully paid and nonassessable.



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United Dominion Realty Trust, Inc.
July 3, 2003
Page 2


         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to your filings with the Commission made in connection with the issuance and sale of the Shares.

                                                    Very truly yours,

                                                    /s/ Morrison & Foerster LLP

                                                    Morrison & Foerster LLP